                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          IP VOICE COMMUNICATIONS, INC.

                                Nevada 65-0729900
               ------------------------------- -------------------
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                            7585 East Redfield Road,
                      Suite 202, Scottsdale, Arizona 85260
                ------------------------------------- ----------
               (Address of principal executive offices) (Zip Code)

                    IP VOICE COMMUNICATIONS 2001 STOCK AWARD
                      Consulting and Employee Services Plan
                            (Full title of the plan)

                                  Barbara Will
                      President and Chief Operating Officer
                       7585 East Redfield Road, Suite 202
                            Scottsdale, Arizona 85260
                                 (480) 948-1895
            (Name, address and telephone number of agent for service)

------------------------------------- ------------------- ------------------ -------------------------------- --------------------

 Title of Class of Securities to be         Amount         Offering Price      Proposed Maximum Aggregate          Amount of
             Registered                to Be Registered       per Unit             Offering Price (1)          Registration Fee
------------------------------------- ------------------- ------------------ -------------------------------- --------------------
------------------------------------- ------------------- ------------------ -------------------------------- --------------------
                                          2,256,000                                                                 $214.32
Common Stock, $.001 par value                                   $.38                    $857,280
------------------------------------- ------------------- ------------------ -------------------------------- --------------------
------------------------------------- ------------------- ------------------ -------------------------------- --------------------

Total Registration Fee                        --                 --                        --                       $214.32
------------------------------------- ------------------- ------------------ -------------------------------- --------------------

(1) This Registration Statement shall also cover any additional shares of
Common Stock, which become issuable under the IP VOICE COMMUNICATIONS, Inc. -
Year 2001 Stock Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per unit, maximum aggregate offering price and registration fee is based upon the average of the high and the low price at the close of the market for the common stock on
February 16, 2001.

EXPLANATORY NOTE
IP VOICE COMMUNICATIONS, INC. ("Company," "we" or "us") has prepared this registration Statement in accordance with the requirements of Form S-8 under the
Securities Act of 1933, as amended (the "Securities Act") to register 2,256,000 shares of our common stock, which will be awarded to eligible persons under our
Year 2001 Stock Award Plan ("Plan").

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as mended (the
"Securities Act"), we will distribute an information statement containing the information specified in Part I of Form S-8 (an "Information Statement") to
participants under our Stock Plan. Such Information Statement, taken together with the documents incorporated by reference herein pursuant to Item 3 of Part
II below, constitutes a prospectus meeting the requirements of Section 10(a) of the Securities Act, and such Information Statement is hereby incorporated by reference in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The SEC permits us to "incorporate by reference" material information required by Form S-8, which means that we may disclose important information to you by referring you to documents that we file with the SEC. Accordingly, the information incorporated by referenced is considered to be part of this
Registration Statement. Information that we file with the SEC after the filing of this S-8 registration statement will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or
15(d) of the Securities Exchange Act of 1934 until all of the shares covered by this Registration Statement have been sold or deregistered:

     (a) Our latest Annual Report on Form 10-KSB for the year ended December 31,
         1999, filed under Section 13(a) or 15(d) of Securities Act of 1934, as amended (the "Exchange Act").

     (b) All other reports which we have filed  pursuant to Section  13(a) or
         15(d) of the  Exchange  Acts  since the end of the fiscal  year covered by the registrant document referred to in (a) immediately above.

     (c) Our  Registration Statement on Form SB-2 and all amendments thereto effective  as of February  14,  2001.  (d) The  description  of our common stock contained in our Form 10-SB which was filed as of
         November 3, 1999.

ITEM 4. DESCRIPTION OF SECURITIES.
The class of securities to be offered hereby has been registered on Form
10-SB under Section 12 of the Exchange Act by the registrant, and incorporated by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
Hamilton, Lehrer & Dargan, P.A. has rendered legal services and prepared
Form S-8 whose office is located at 555 South Federal Highway, Suite 270, Boca
Raton, Florida 33432.

Durland & Company, CPAs, P.A., consents to incorporation by reference of their report in the Company's Form 10-KSB for the period ended December 31, 1999 and in the Company's Form SB-2 effective as of February 14, 2001.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Limitation of Liability and Indemnification Matters
Our articles of incorporation provide that no director shall have personal liability to any of our stockholders for monetary damages for breach of any duty as a director or officers involving any act or omission of any such director or officer. Such a provision, however, under Nevada law, cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of the law, (iii) under applicable Sections of the Nevada
Revised Statutes, (iv) the payment of dividends in violation of the Nevada
Revised Statutes or, (v) for any transactions from which the director derived an improper personal benefit. Our bylaws provide for indemnification of officers and directors pursuant to Nevada law.

Section 78.7502 of the Nevada Revised Statutes ("NRS") provides that Nevada corporations may limit, through indemnification, the personal liability of their directors or officers in actions, claims or proceedings brought against such person by reason of that person's current or former status as an officer or director of the corporation. We may indemnify our directors or officers if the person acted in good faith and in a manner the person reasonably believed was, at least, not opposed to the best interests of the corporation. In the event of a criminal action or proceeding, indemnification is not available if the person had reasonable cause to believe their action was unlawful.

Section 78.751 of the NRS provides that any indemnification provided for by
NRS 78.7502 (by court order or otherwise) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors or officers who have ceased to hold such positions and to their heirs, executors and administrators.

Section 78.752 of the NRS allows corporations to provide insurance, or other financial arrangements such as a program of self-insurance, for their directors or officers. Such insurance may provide coverage for any liability asserted against the person and liability and expenses incurred by the person in their capacity as a director or officer or arising out of their status as such, whether or not the corporation has the authority to indemnify the person against such liability and expenses. However, no financial arrangement made under Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not Applicable.

ITEM 8. CONSULTANTS AND ADVISORS.

ITEM 9.  EXHIBITS.
See Exhibit Index and Exhibits attached hereto.

ITEM 10.  UNDERTAKINGS.
 A. We hereby undertake:
        (1) To File, during any period in which offers and sales are being made, a post- effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the
            Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission
             (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
             change in the maximum aggregate offering price set forth in the
             "Calculation of Registration Fee" table in the effective
             registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration
              statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)
              (i) and (a)(1)(ii) of this section do not apply if the
              registration statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange
              Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for purposes of determining any liability under the
                    Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the
                    securities offered therein, and the offering of such
                    securities at that time shall be deemed to be the initial
                    bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which
                    remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Company's Annual Report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such Indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES
In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned in the City of Phoenix,
State of Arizona, on February 20, 2001.

IP VOICE COMMUNICATIONS, INC.

By: /s/ Barbara Will
   ------------------------------------
        Barbara Will
        President and Chief Operating Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                      Title                                Date

/s/ James K. Howson          Director and                    February 20, 2001
    James K. Howson          Chief Executive Officer
                             [Principal Executive Officer]

/s/ Barbara Will             Director a                      February 20, 2001
    Barbara Will

/s/ Brian Auchey             Chief Financial                 February 20,2001
    Brian Auchey             Principal Financial
                             and Accounting Officer

/s/ Russell Watson           Director                        February 20, 2001
    Russell Watson

                                   EXHIBITS TO
                                    FORM S-8

                                  EXHIBIT INDEX

------------------ --------------------------------------------------------------------------------
    Exhibit #      Exhibit Item
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       3.1         Articles of Incorporation (Incorporated by Reference, Registration Statement
                   on SB-2 effective 2/14/01)*
------------------ --------------------------------------------------------------------------------
------------------ --------------------------------------------------------------------------------
       3.2         Certificate of Amendment to the Articles of Incorporation Changing the
                   Company's name to IPVoice Communications, Inc. (Incorporated by Reference,
                   Registration Statement on SB-2 effective 2/14/01)*
------------------ --------------------------------------------------------------------------------
------------------ --------------------------------------------------------------------------------
                   Certificate of Amendment to Articles of Incorporation Changing the Company's
       3.3         name to IPVC.com Inc. (Incorporated by Reference, Registration Statement on
                   SB-2 effective 2/14/01)*
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------------------ --------------------------------------------------------------------------------
                   Certificate of Amendment to Articles of Incorporation Changing the Company's
       3.4         name to IP VOICE COMMUNICATIONS, Inc. (Incorporated by Reference, Registration
                   Statement on SB-2 effective 2/14/01)*
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                   Bylaws (Incorporated by Reference, Registration Statement on SB-2 effective
       3.5         2/14/01)*
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        4          Instruments Defining Rights of Security Holders (Incorporated by Reference,
                   Registration Statement on SB-2 effective 2/14/01)*
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        5          Opinion Re: Legality and Consent
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      10.1         IP VOICE COMMUNICATIONS 2001 Stock
                   Award
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       23          Consent of Durland & Company, CPAs, P.A
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* Previously Filed